EXHIBIT 99.1

(NASDAQ: BOCH) Company Press Release
Company Profile
•	Founded 1982

•	Five offices — three markets

•	Redding Bank of Commerce™

•	Roseville Bank of Commerce™

•	Sutter Bank of Commerce™

•	Bank of Commerce Mortgage™
Investor Highlights
•	5% stock dividend — 1986

•	Annual cash dividends — since 1988

•	Two for one stock split — 1995

•	Three for one stock split — 1998

•	10% stock dividend — 2000

•	Three for one stock split — 2004

•	Quarterly dividends — since 2005

•	ACQB Index — America’s Community Bank Index
Business Overview
Bank of Commerce Holdings (the “Holding Company”) is a financial holding company (“FHC”) registered under the Bank Holding Company Act of 1956, as amended, and was incorporated in California on January 21, 1982. The Company owns Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™.
Contact Information
Patrick J. Moty, President & CEO
Telephone (530) 722-3950
Linda J. Miles, CFO
Telephone (530) 722-3955
www.reddingbankofcommerce.com
For immediate release:
Bank of Commerce Holdings™ reports income of $6.1 million for 2007
REDDING, California, January 31, 2008/ PR Newswire— Bank of Commerce Holdings (NASDAQ: BOCH), a $618.3 million asset financial holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™ today announced income of $6.1 million for 2007.
2007 Highlights
•	Assets of $618.3 million

•	Income of $6.1 million

•	Record loan growth of $77.3 million

•	Core deposit growth of $32.9 million

•	“Bank of Commerce — Bank of Choice™” reflecting a renewed commitment to making Bank of Commerce the bank of choice™ for local businesses with a fresh focus on family and personal finances

•	Treasury stock repurchase program announced

•	Quarterly dividends of $0.08 per share
“The strength of our core banking business continued to serve us very well through 2007. Top line revenues increased to $45.8 million in 2007 compared with $39.5 million in 2006, a 15.9% increase over the prior year. Removing a non-recurring income item of $2.3 million, top line revenues are still up 9.9% or $3.9 million over the prior year’s performance. Overall, our performance remains above average and consistent with our goal of achieving upper quartile performance compared with our peers.”
“Our loan and deposit growth trends were solid and our team continued to earn more of our customers business. We maintained our conservative risk management practices and our strong balance sheet and capital ratios. We are not immune to the evolving slowdown in the housing sector, yet we had another solid quarter despite turbulent credit markets. During the fourth quarter we strengthened our reserves by funding $3.3 million in provisions for loan losses.

Market Data
Exchange: NASDAQ
Symbol: BOCH
Shares outstanding at 12/31/07: 8,757,445
Market Cap: $74,438,283
Recent Price : $8.50
52 week range: $7.75 — $12.50
Price/ Book (%): 157.25
SNL™ Peer Price/Book (%): 133.63
Price/Earnings (x): 13.37
SNL™ Peer Price/Earnings (x): 11.79
Dividend Yield (%): 3.99
SNL ™ Peer Dividend Yield(%): 2.30
YTD Volume traded: 924,097
Insider Ownership: 32.10%
Although two credits from our real estate development portfolio were placed into non-accrual status in the fourth quarter, no loan losses occurred during 2007. Looking ahead, we are taking appropriate steps to ensure we focus intently on actively managing our exposures and controlling costs.”
“Net income for 2007 was $6.1 million, a decrease of 7.0% or $461,000 over the prior year. Return on average assets was 1.04% and return on average equity was 13.39% in 2007 compared with 1.20% and 15.59% respectively in 2006. Diluted earnings per share for 2007 and 2006 were $0.68 and $0.74, respectively.”
“We continue to invest in our business for the long term and to introduce new products and services in our marketplace. You will notice the bank’s colorful, contemporary redesign in everything from our fresh logo mark, branch signage and account statements to our newly re-launched website.
Our new Buenaventura office located in an upscale shopping district on the Westside of Redding opened on January 14, 2008.” said Patrick J. Moty, President and CEO of the Company.
Financial Performance
Diluted earnings per share was $0.68 compared to $0.74 in 2006, a decrease of 8.1%. Our balance sheet grew by 6.0% or $34.9 million over the prior year end. Loans, the single largest asset of the Company grew by $77.3 million or 18.9%, an all-time high for the Company. Deposit growth was up 7.8% or $34.2 million of which $32.9 million was centered in core checking and savings deposits.
Revenue
Top line revenues increased to $45.8 million in 2007 compared to $39.5 in 2006. Removing a non-recurring income item of $2.3 million, top line revenues are still up 9.9% or $3.9 million over the prior year.
Loans
Net portfolio loans increased $77.3 million or 18.9% to $486.3 million. The increase is primarily in the commercial and industrial portfolio. Our Company concentrates its lending activities primarily within Shasta, El Dorado, Placer, Sacramento, Sutter, Yuba and Tehama counties, in California, and the location of the five full service offices of the Bank. Our Company has a diversified loan portfolio and a significant portion of its customers’ ability to repay the loans is dependent upon the professional services and investor commercial real estate sectors. Generally, the loans are secured by real estate or other assets and are expected to be repaid from cash flows of the borrower’s business or cash flows from real estate investments.

Net Interest Income
Net interest income modestly decreased by $23,000 over the prior year, a -0.10% decrease. The average balance of total earning assets increased to $552.9 million in 2007 compared to $517.5 million in 2006, a 6.8% increase.
Yields on portfolio loans increased 4 basis points to 8.26% compared to 8.22% in 2006. Yields on all earning assets increased 18 basis points to 7.45% compared to 7.27% in 2006. Likewise, funding costs increased 39 basis points to 4.08% compared with 3.69% in 2006, reflective of the highly competitive market for deposit accounts.
Non Interest Income
Noninterest income consists of earnings on key man life insurance, payroll and benefit processing fees, processing fees for merchants who accept credit card payments for goods and services, service charge on deposit accounts, mortgage servicing fees and other service fees. During the fourth quarter 2007, key life proceeds of $2.3 million were recognized. This revenue is exempt from federal and state income tax.
For the year ended December 31, 2007, non-interest income represented 9.9% of the Company’s revenues versus 4.9% in 2006 and 7.1% in 2005. Mortgage activities continued to slow during 2007 reflective in the fee income of $50,000 compared to $71,000 in 2006, a 29.6% decrease year over year.
Non Interest Expense
Noninterest expense consists of salaries and related employee benefits, occupancy and equipment expenses, data processing fees, professional fees, directors’ fees and other operating expenses. The increase in salary and benefit expense for 2007 over 2006 is primarily due to a one time executive severance package, coupled with staff increases to support the new westside office. The increase in professional service fees is reflective of professional services utilized to redesign the Company logo, website and collateral pieces.
Credit Quality
During the fourth quarter 2007, two credits in the real estate development portfolio were placed into non-accrual status. The gross interest income that would have been recorded during the period had the loans been current in accordance with their original terms was approximately $96,000. The Company’s OREO (Other Real Estate Owned) remained at $0 during 2007, 2006 and 2005. During the fourth quarter we strengthened our reserves by funding $3.3 million in provisions for loan losses.
The Company’s allowance for loan losses was 1.66% of total loans at December 31, 2007 and 1.18% at December 31, 2006. Provisions for loan losses were $3,291,250 compared to $226,000 for the year ended 2006.

Facilities
During the first quarter 2008, the Company has opened a new contemporary, consumer friendly express office with extended hours located at 3455 Placer Street, Redding, California 96001. (The Westside location).
Dividends
On December 19, 2007, the Company announced a $0.08 quarterly cash dividend payable to shareholders of record as of December 31, 2007 and payable on January 11, 2008.
Capital
The capital ratios of Bank of Commerce continue to be above the well-capitalized guidelines established by bank regulatory agencies.
Bank of Commerce Holdings, with administrative offices in Redding, California is a financial service holding company that owns Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™. The Company is a federally insured California banking corporation and opened on October 22, 1982.
BOCH is a NASDAQ Global Market listed stock. Please contact your local investment advisor for purchases and sales. Investment firms making a market in BOCH stock are:

Howe Barnes Hoefer & Arnett/ John Cavender	Morgan Stanley/ Rick Hill
555 Market Street	310 Hemsted Drive, Suite 100
San Francisco, CA	Redding, CA
(800) 346-5544	(800) 733-6126

Wachovia Securities/ Ken Myers, Rick Hansen	Raymond James Financial
10466 Brunswick Road	1805 Hilltop Drive, Suite 106
Grass Valley, CA	Redding, CA
(888) 383-3112	(800) 926-5040

This press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve the Company’s plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:
•	Competitive pressure in the banking industry and changes in the regulatory environment.

•	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities.

•	The health of the economy declines nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of the Company’s loans.

•	Credit quality deteriorates which could cause an increase in the provision for loan losses.

•	Losses in the Company’s merchant credit card processing business.

•	Asset/Liability matching risks and liquidity risks.

•	Changes in the securities markets.
     For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and under the heading “Risk factors that may affect results” and subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Condensed Consolidated Balance Sheets
(Unaudited)

ASSETS	2007	2006

Cash and due from banks	$13,839,123	$14,661,386
Federal funds sold and securities purchased under agreements to resell	8,395,000	24,605,000

Cash and cash equivalents	22,234,123	39,266,386
Securities available-for-sale (including pledged collateral of $61,329,000 at December 31, 2007 and $71,686,000 at December 31, 2006)	67,906,386	95,601,107
Securities held-to-maturity, at cost (estimated fair value of $10,632,208 at December 31 2007 and $10,792,938 at December 31 2006)	10,558,765	10,810,113
Loans, net of the allowance for loan and lease losses of $8,232,970 at December 31, 2007 and $4,904,266 at December 31, 2006	486,282,571	408,989,228
Bank premises and equipment, net	10,963,975	8,595,044
Other assets	20,381,095	20,180,149

TOTAL ASSETS	$618,326,915	$583,442,027

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Demand — noninterest bearing	$75,717,742	$84,778,916
Demand — interest bearing	142,820,773	119,437,370
Savings accounts	41,376,296	22,748,885
Certificates of deposit	213,716,486	212,442,258

Total Deposits	473,631,297	439,407,429

Securities sold under agreements to repurchase	15,513,211	37,116,610
Federal Home Loan Bank borrowings	60,000,000	40,000,000
Other liabilities	7,553,559	7,536,738
Junior subordinated debt payable to unconsolidated subsidiary grantor trust	15,465,000	15,465,000

Total liabilities	572,163,067	539,525,777

Stockholders’ equity:
Preferred stock, no par value; 2,000,000 shares authorized; no shares issued and outstanding in 2007 and 2006	—	—
Common stock, no par value; 50,000,000 shares authorized; 8,757,445 shares issued and outstanding in 2007 and 8,847,042 shares issued and outstanding in 2006	9,995,517	11,517,368

Retained earnings	36,604,902	33,336,032
Accumulated other comprehensive (loss) income, net of tax	(436,571)	(937,150)

Total stockholders’ equity	46,163,848	43,916,250

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$618,326,915	$583,442,027

Condensed Consolidated Statements of Income
(Unaudited)

	Dec. 31, 2007	Dec. 31, 2006	Dec. 31, 2005
Interest income:
Interest and fees on loans	$36,134,170	$32,394,766	$24,069,980
Interest on tax-exempt securities	1,228,944	786,972	332,385
Interest on U.S. government securities	3,084,672	3,421,191	2,910,695
Interest on federal funds sold and securities purchased under agreement to resell	680,578	871,879	491,019
Interest on other securities	89,686	135,651	59,909

Total interest income	41,218,050	37,610,459	27,863,988

Interest expense:
Interest on demand deposits	2,735,170	1,504,180	938,532
Interest on savings deposits	1,215,920	288,883	182,994
Interest on certificates of deposit	10,570,776	8,485,799	4,331,468
Interest on securities sold under repurchase agreements	1,177,417	1,138,242	430,754
Interest on FHLB borrowings	2,421,636	3,079,432	1,161,762
Interest on junior subordinated debt payable to unconsolidated subsidiary grantor trusts	1,084,990	1,078,884	580,935

Total interest expense	19,205,909	15,575,420	7,626,445

Net interest income	22,012,141	22,035,039	20,237,543
Provision for loan and lease losses	3,291,250	225,900	447,700

Net interest income after provision for loan and lease losses	18,720,891	21,809,139	19,789,843

Noninterest income:
Service charges on deposit accounts	277,769	345,737	393,661
Payroll and benefit processing fees	382,738	385,867	356,957
Earnings on cash surrender value — Bank owned life insurance	2,731,251	328,743	209,322
Net (loss) gain on sale of securities available-for-sale	45,670	(170,524)	(1,537)
Net gain on sale of loans	0	89,851	145,594
Merchant credit card service income, net	388,438	380,066	345,721
Mortgage brokerage fee income	49,995	71,350	249,049
Other income	658,893	497,141	424,973

Total noninterest income	4,534,754	1,928,231	2,123,740

Noninterest expense:
Salaries and related benefits	8,665,679	8,020,136	6,883,754
Occupancy and equipment expense	2,372,617	1,845,664	1,572,458
FDIC insurance premium	51,077	47,670	48,659
Data processing fees	395,558	216,313	303,316
Professional service fees	1,027,671	683,602	648,871
Payroll processing fees	107,856	103,518	110,376
Deferred compensation expense	411,191	368,809	321,321
Stationery and supplies	256,799	230,843	241,144
Postage	137,740	112,740	104,439
Directors’ expenses	311,777	243,428	219,687
Other expenses	2,005,729	1,460,008	1,294,684

Total noninterest expense	15,743,694	13,332,731	11,748,709

Income before provision for income taxes	9,011,951	10,404,639	10,164,874
Provision for income taxes	1,405,053	3,836,930	3,886,504

Net Income	$6,106,898	$6,567,709	$6,278,370

Basic earnings per share	$0.69	$0.75	$0.73

	Dec. 31, 2007	Dec. 31, 2006	Dec. 31, 2005
Weighted average shares — basic	8,857,627	8,759,568	8,600,270
Diluted earnings per share	$0.68	$0.74	$0.71

Weighted average shares — diluted	8,937,736	8,931,584	8,844,626

Quarterly Financial Condition Data
(Unaudited)
For the Quarter Ended

	Dec. 31, 2007	Sept 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006	Sept 30, 2006	June 30, 2006

Cash and due from banks	$13,839	$12,366	$18,206	$12,597	$14,661	$17,535	$12,668

Federal funds sold and securities purchased under agreements to resell	8,395	7,980	14,115	21,195	24,605	28,010	14,155

Total Cash & Equivalents	22,234	20,346	32,321	33,792	39,266	45,545	26,823
Securities available-for-sale	67,906	93,423	94,029	92,769	95,601	97,614	97,366
Securities held to maturity, at cost	10,559	10,592	10,637	10,673	10,810	10,841	11,141
Loans, net of allowance for loan losses	486,283	461,171	437,821	411,357	408,990	403,657	401,185
Bank premises and equipment, net	10,964	10,464	10,329	9,992	8,595	7,350	6,690
Other assets	20,381	19,979	20,440	19,513	20,180	20,211	20,942

TOTAL ASSETS	$618,327	$615,975	$605,577	$578,096	$583,442	$585,218	$564,147

Liabilities:
Demand — noninterest bearing	$75,718	$70,809	$69,842	$70,035	$84,779	$81,125	$74,505
Demand — interest bearing	142,821	136,219	114,530	112,550	119,437	111,439	101,492
Savings	41,376	44,406	45,082	41,537	22,749	22,610	23,111
Certificates of deposit	213,716	220,803	211,794	211,422	212,442	214,019	189,577

Total deposits	473,631	472,237	441,248	435,544	439,407	429,193	388,685

Securities sold under agreements to repurchase	15,513	26,755	46,655	35,053	37,117	35,260	32,507
Federal Home Loan Bank borrowings	60,000	50,000	50,000	40,000	40,000	55,000	80,000
Other liabilities	7,554	6,734	7,114	6,646	7,537	6,352	6,536
Junior subordinated debt payable to subsidiary grantor trust	15,465	15,465	15,465	15,465	15,465	15,465	15,465

Total liabilities	572,163	571,191	560,482	532,708	539,526	541,270	523,193

Stockholders’ equity:
Common stock	9,996	10,252	11,966	11,940	11,517	12,416	11,442
Retained earnings	36,605	35,617	34,997	34,110	33,336	32,526	31,479
Accumulated other comprehensive income (loss), net	(437)	(1,085)	(1,868)	(662)	(937)	(994)	(1,967)

Total stockholders’ equity	46,164	44,784	45,095	45,388	43,916	43,948	40,954

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$618,327	$615,975	$605,577	$578,096	$583,442	$585,218	$564,147

Interest Income:
Net interest income	5,585	5,641	5,461	$5,327	$5,418	$5,530	$5,674
Provision for loan losses	3,170	115	0	6	0	72	143

Net interest income after provision for loan losses	2,415	5,526	5,461	5,321	5,418	5,458	5,531

Noninterest Income:
Service charges	63	70	76	69	91	81	86
Merchant credit card service income, net	91	109	89	92	100	89	93
Net gain (loss) on sale of securities available-for-sale	0	0	0	46	0	(171)	0
Mortgage brokerage fee income	(6)	21	29	6	(13)	32	35
Other income	2,745	326	424	285	363	397	298

Total noninterest income	2,893	526	618	498	541	428	512
Noninterest Expense:
Salaries and related benefits	2,208	2,402	1,959	2,097	2,150	1,996	1,996
Net Occupancy and equipment expense	737	635	543	458	496	467	448
Professional service fees	365	216	252	195	181	149	150
Other expenses	1,218	775	947	738	659	687	716

Total noninterest expense	4,528	4,028	3,701	3,488	3,486	3,299	3,310

Income before income taxes	780	2,024	2,378	2,331	2,473	2,587	2,733
Provision for income taxes	(910)	693	778	844	858	915	1,044

Net Income	$1,690	$1,331	$1600	$1,487	$1,615	$1,672	$1,689

Average Balances, Interest Income/Expense and Yields/Rates Paid
(Unaudited, Dollars in thousands)

	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Interest Earning Assets
Portfolio loans	$437,217	$36,134	8.26%	$394,152	$32,394	8.22%	$337,284	$24,070	7.14%
Tax-exempt securities	30,727	1,229	4.00%	21,112	787	3.73%	9,966	332	3.33%
US government securities	26,782	1,112	4.15%	39,576	1,593	4.03%	35,779	1,272	3.56%
Mortgage backed securities	43,122	1,973	4.58%	42,476	1,828	4.30%	41,181	1,639	3.98%
Federal funds sold	13,099	681	5.20%	17,124	872	5.09%	15,225	491	3.22%
Other securities	2,000	90	4.50%	3,075	136	4.42%	1,384	60	4.34%

Average Earning Assets	$552,947	$41,219	7.45%	$517,515	$37,610	7.27%	$440,819	$27,864	6.32%

Cash & due from banks	14,273			14,113			15,208
Bank premises and fixed assets	10,155			6,878			5,563
Other assets	17,986			11,022			7,172

Average Total Assets	$595,361			$549,528			$468,762

Interest Bearing Liabilities
Interest bearing demand	$121,281	$2,735	2.26%	$108,066	$1,504	1.39%	$112,236	$939	0.84%
Savings deposits	39,565	1,216	3.07%	24,633	289	1.17%	26,542	183	0.69%
Certificates of deposit	215,511	10,571	4.91%	190,568	8,486	4.45%	149,204	4,331	2.90%
Repurchase Agreements	32,237	1,177	3.65%	29,708	1,138	3.83%	17,892	63	0.36%
Other borrowings	62,095	3,507	5.65%	69,014	4,158	6.02%	34,042	2,110	6.20%

Average Interest Liabilities	$470,689	$19,206	4.08%	$421,989	15,575	3.69%	$339,916	7,626	2.24%

Noninterest bearing Demand	72,545			79,245			80,219
Other liabilities	6,502			6,154			4,417
Stockholders’ equity	45,625			42,140			44,210

Average Liabilities and Stockholders’ equity	$595,361			$549,528			$468,762

Net Interest Income and Net Interest Margin		$22,013	3.98%		$22,035	4.26%		$20,238	4.59%

Interest income on loans includes fee income of approximately $241,000, $429,000 and $556,000 for the years ended December 31, 2007, 2006, and 2005 respectively. The Company’s average total assets increased to $590.0 million in 2007 from $549.5 million in 2006 and $468.8 million in 2005, representing a 6.1% increase in 2007 over 2006 and a 17.2% increase in 2006 over 2005.